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Empire Petroleum Corporation

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EMPIRE PETROLEUM CORPORATION
6506 S. Lewis, Suite 112
Tulsa, Oklahoma  74136-1020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 10, 2013

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Empire Petroleum Corporation, a Delaware corporation (the "Company"), will be held at Tulsa Marriot Southern Hills (Magnolia Room), 1902 E. 71st Street, in Tulsa, Oklahoma, on Wednesday, July 10, 2013, at 10:00 a.m., local time, for the following purposes:

1.	To elect three members to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To grant the Board of Directors the discretionary authority to amend the Company's certificate of incorporation to effect a reverse stock split of the Company's common stock;

3.	To ratify the appointment of HoganTaylor LLP as the Company's independent registered public accounting firm for 2012; and

4.	To transact any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on June 3, 2013, as the record date for the meeting, and only stockholders of record at such time will be entitled to notice of and to vote at the meeting or any adjournment thereof.  A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.

By Order of the Board of Directors,

/s/ Albert E. Whitehead

Albert E. Whitehead
Chairman and Chief Executive Officer

Tulsa, Oklahoma
June 10, 2013

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE BY MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.  IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

EMPIRE PETROLEUM CORPORATION
6506 S. Lewis, Suite 112
Tulsa, Oklahoma  74136-1020

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 10, 2013

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Empire Petroleum Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on July 10, 2013, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy are first being forwarded to stockholders on or about June 10, 2013.

If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted as directed at the Annual Meeting.  Stockholders whose shares are registered in their own names may instruct the proxies how to vote by executing and returning the accompanying proxy, and the shares represented by the proxy will be voted at the Annual Meeting. Stockholders holding their shares through a broker, bank or other record holder should follow the instructions provided to them by such record holders in order to vote their shares.

If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice.  If no choice is indicated on a proxy, the stockholder's shares will be voted "FOR" (a) the election of all of the nominees for directors listed below, (b) the grant to the Board of Directors of the discretionary authority to amend the Company's certificate of incorporation to effect a reverse stock split of the Company's common stock and (c) the ratification of the appointment of the independent registered public accounting firm.  A stockholder giving a proxy may revoke it by giving written notice of revocation to the Chief Executive Officer of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Chief Executive Officer of the Company prior to or at the Annual Meeting or by attending the Annual Meeting and voting in person.

The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company.  Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

STOCKHOLDERS ENTITLED TO VOTE

Stockholders of record at the close of business on June 3, 2013 (the "Record Date") will be entitled to vote at the Annual Meeting.  As of the Record Date, there were 91,564,485 shares of the Company's common stock issued and outstanding.  The holders of common stock are entitled to one vote per share.  There is no cumulative voting with respect to the election of directors.  The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business.  Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached.  With regard to the election of directors, votes may be cast in favor of or withheld from each nominee and votes that are withheld will have no effect on the vote.  Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote.  Brokers who hold shares in street name have the discretionary authority to vote on certain “routine” items when they have not received instructions from beneficial owners. For purposes of our 2013 annual meeting, brokers will be prohibited from exercising discretionary authority with respect to the election of members to our Board of Directors and the grant to the Board of Directors of the discretionary authority to amend the Company's certificate of incorporation to effect a reverse stock split of the Company's common stock.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on these matters, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum, but will not otherwise affect voting results, except that a broker non-vote with respect to grant to the Board of Directors the discretionary authority to amend the Company's certificate of incorporation to effect a reverse stock split of the Company's common stock is effectively a vote against such proposal.

Votes will be counted by the inspector of election at the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors is currently comprised of three directors.  Members of the Company's Board of Directors are elected at annual meetings and serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.  Because the Company's Board is currently only comprised of three members, the Company does not currently have any committees.  Since the Company does not have a nominating committee, each of the current directors nominated the other candidates for reelection as director of the Company by the stockholders at the Annual Meeting.

The nominees, Messrs. Whitehead, Hackett and Seth, currently serve as directors of the Company. The person named as proxy in the accompanying proxy, who has been designated by the Board of Directors, intends to vote, unless otherwise instructed in such proxy, for the election of Messrs.  Whitehead, Hackett and Seth.  Should any of the nominees become unable for any reason to stand for election as a director of the Company, it is intended that the person named in such proxy will vote for the election of such other person as the Board of Directors may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the three nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election by the holders of common stock shall be duly elected directors upon completion of the vote tabulation at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES FOR DIRECTORS.

Nominees for Directors

Albert E. Whitehead, age 82.  Mr. Whitehead has been a member of the Company's Board of Directors since 1991 and served as Chairman of the Board and Chief Executive Officer from March 1998 to May 2001, when John P. McGrain assumed such role.  Mr. Whitehead again assumed the role of Chairman and Chief Executive Officer on April 16, 2002 upon the resignation of Mr. McGrain.  Until February 5, 2008, Mr. Whitehead also served as the Non-Executive Chairman of Coastal Energy Company (formerly PetroWorld Corp.), a company that is traded on the London Stock Exchange's Alternative Investment Market and the Toronto Stock  Exchange in Canada.  Mr. Whitehead served as the Chairman and Chief Executive Officer of Seven Seas Petroleum Inc., a publicly held company, engaged in international oil and gas exploration from February 1995 to May 1997.  From April 1987 through January 1995, Mr. Whitehead served as Chairman and Chief Executive Officer of Garnet Resources Corporation, a publicly held oil and gas exploration and development company.  Mr. Whitehead’s experience in the oil and gas industry, along with his familiarity with the day-to-day operations of the Company, makes him well suited to serve on the Company’s Board of Directors.

Montague H. Hackett, Jr., age 80.  Montague H. Hackett, Jr., a graduate of Princeton University and Harvard Law School, joined the Empire Board as a director in June 2006.  Over the years, Mr. Hackett has been associated with various natural resource companies both as a director and as an officer.  In the past five years, he has been Co-Chairman and a director of Victory Ventures LLC, a New York venture capital company and International Energy Services, Inc., a Houston based oilfield service company, with operations in Russia and Kazakhstan.  Given Mr. Hackett’s knowledge of the oil and gas industry and his general business knowledge, Mr. Hackett is a good fit as a member of the Company’s Board of Directors.

Kevin R. Seth, age 53.  Mr. Seth has served as a Director of the Company since February 23, 2011, and is a partner of Edgewood Management LLC, a registered investment advisor, based in New York City.  Prior to joining Edgewood in 1995, Mr. Seth worked with Credit Suisse First Boston in London, New York and Boston.  Mr. Seth graduated from Montana State University with a B.S. Degree in Pre-Law and Economics and has served for the past ten (10) years as either Vice-Chairman or Chairman of the University Investment Committee at Montana State University.  Mr. Seth’s broad business experience will allow him to provide considerable insight into the business decisions the Company will face and results in him being well suited to serve as a member of the Company’s Board of Directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

The Board of Directors is committed to sound and effective corporate governance practices and believes such practices are important to ensure that the Company is managed for the long-term benefit of its stockholders.  The Board of Directors has engaged in a process of periodically reviewing and considering the Company's corporate governance practices.

Communications to the Board of Directors

A stockholder may send a written communication to the Board of Directors or any individual member or members of the Board by addressing the communication to Empire Petroleum Corporation, 6506 S. Lewis, Suite 112, Tulsa, Oklahoma  74136-1020.  All communications so received will be forwarded to the members of the Board of Directors or specified Board members.

Board Meetings

During fiscal year 2012, the Board of Directors did not hold any meetings. The Board of Directors took action four times during fiscal year 2012 by unanimous written consent.  Mr. Whitehead attended the Company’s 2012 Annual Meeting of Stockholders.

Directors are expected to attend the Annual Meeting of Stockholders, and it is the practice of the Company to introduce each director at the Annual Meeting.

The Company's Board of Directors does not have any standing committees (such as audit, nominating or compensation committees).

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of the Company's directors and employees, including the Company's principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions.  The Company undertakes to provide any person without charge, upon request, a copy of the Code of Ethics.  Requests may be directed to Empire Petroleum Corporation, 6506 S. Lewis, Suite 112, Tulsa, Oklahoma  74136-1020, or by calling (918) 488-8068.

Identification of the Audit Committee; Audit Committee Financial Expert.

As of December 31, 2012, the Company had not established any committees (including an audit committee) because of the small size of its Board of Directors.  As such, the Company does not have an audit committee or an audit committee financial expert serving on such committee.  As of December 31, 2012, the entire Board of Directors essentially serve as the Company's audit committee.

Process for Director Nominations

As stated above, the Board of Directors does not have any committees.  As such, each of the current directors, Messrs. Whitehead, Hackett and Seth, participates in the consideration of director nominees.  In connection with the upcoming Annual Meeting, Mr. Seth and Mr. Hackett nominated Mr. Whitehead as a candidate for reelection as a director of the Company, Mr. Whitehead and Mr. Seth nominated Mr. Hackett as a candidate for reelection as a director of the Company, and Mr. Whitehead and Mr. Hackett nominated Mr. Seth as a candidate for reelection as a director of the Company.

The Board does not have a charter regarding the director nomination process.  The Company has determined that Mr. Hackett and Mr. Seth are "independent" within the meaning of Rule 5605(a)(2) of the NASDAQ listing standards.  Mr. Whitehead is not considered "independent" within the meaning of Rule 5605(a)(2) of the NASDAQ listing standards.

The Board of Directors will consider candidates for director nominees that are recommended by stockholders of the Company in accordance with the procedures set forth below.  Any such nominations should be submitted to the Board of Directors in care of the Chief Executive Officer to Empire Petroleum Corporation, 6506 S. Lewis Ave., Suite 112, Tulsa, Oklahoma 74136-1020 and accompany it with the following information:

●
Appropriate biographical information, a statement as to the qualifications of the nominee and any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

●	The name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such stockholder(s).

The written recommendation should be submitted in the time frame described under the caption "Stockholder Proposals" below.

In evaluating potential director candidates, the Board will take into consideration such factors that it deems appropriate for the needs of the Board of Directors.  Generally, the Board will evaluate new potential director candidates by reviewing their biographical information and qualifications and checking the candidates' references. In connection therewith, the Board will consider diversity in professional background, experience, expertise, perspective, age, gender and ethnicity with respect to Board composition as a whole. With respect to diversity, particular emphasis is placed on identifying candidates whose experiences, qualities and skills complement and augment those of other Board members with respect to the Board of Directors as a group. Those candidates determined to be of interest will be subject to interview by the Board.  Using the information obtained and input from the interview, the Board will evaluate whether a prospective candidate is qualified to serve as a director and whether the Board of Directors will nominate the prospective candidate or elect such candidate to fill a vacancy on the Board.

Compensation of Directors

The Company does not have a compensation committee and does not have any formal procedure for compensating the members of its Board of Directors.  From time to time in the past, the Company has granted options to the members of its Board of Directors under its 1995 Stock Option Plan and its 2006 Stock Incentive Plan as compensation for serving on the Board of Directors.  All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors.

Stockholder Communication with the Board of Directors

Stockholders who wish to communicate with the Board of Directors may send correspondence to the attention of the Chief Executive Officer, Empire Petroleum Corporation, 6506 S. Lewis, Suite 112, Tulsa, Oklahoma 74136-1020. Stockholder communications must include confirmation that the sender is a stockholder of the Company. All such communications will be reviewed by the Company’s Chief Executive Officer in order to maintain a record of the communication, to assure director privacy and to determine whether the communication relates to matters that are appropriate for review by our Board of Directors or by any individual director. Communications will not be forwarded to Board of Directors members if they do not relate to the Company’s business, contain material that is not appropriate for review by the Board of Directors based upon the established practice and procedure of the Board of Directors, or contain other improper or immaterial information.

PROPOSAL TWO

REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AND AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK

The Board is recommending the reverse stock split of the Company’s common stock (“Common Stock”) for the primary purposes of reducing the number of outstanding shares so that the Board may issue more shares in the future to raise additional capital and/or consummate transactions and increasing the per share price of the Common Stock, making the Common Stock more attractive to a broader range of investors.  Accordingly, for these and the other reasons discussed below, the Board believes that authorizing the Board to effect the reverse stock split, in the Board’s discretion, is in the Company’s and the Company’s stockholders’ best interests.

Therefore, the Board of Directors has decided that it is in the best interests of the Company’s stockholders to (a) authorize the Board of Directors of the Company to effect, in its discretion prior to December 31, 2013, a reverse stock split of the issued and outstanding shares of Common Stock, par value $0.001 and any shares held in treasury, at a reverse stock split ratio of 1-for-12, and (b) approve a corresponding amendment to the Company’s Certificate of Incorporation, in the form attached to this Proxy Statement as Annex A, to effect the reverse stock split, subject to the Board of Director’s authority to abandon such amendment. Upon the effectiveness of the amendment to Certificate of Incorporation effecting the reverse stock split (the “Effective Time”), the issued and outstanding shares of the Common Stock immediately prior to the Effective Time will be reclassified into a smaller number of shares such that a stockholder will own one new share of the Common Stock for each 12 shares of issued common stock held by that stockholder immediately prior to the Effective Time. The Amendment to the Company’s Certificate of Incorporation to effect the reverse stock split will not change the authorized number of shares of Common Stock of the Company or the par value of the Common Stock. The Company does not currently have any plan, agreement or understanding to issue any of the increased number of authorized but unissued shares of common stock that will result if the reverse stock split is effected.

If the stockholders approve this proposal, the Board would effect the reverse stock split and cause the Certificate of Amendment to the Company’s Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware only if the Board determines that the reverse stock split would be in the best interests of the Company and its stockholders. The Board may determine in its discretion not to effect any reverse stock split and not to file the amendment to the Company’s Certificate of Incorporation. No further action on the part of the stockholders will be required to either implement or abandon the reverse stock split.

Reverse Stock Split

By reducing the number of shares of Common Stock outstanding without reducing the number of shares of available but unissued Common Stock, a reverse stock split will increase the number of authorized but unissued shares.  The Board of Directors believes that the increase in available shares for future issuance is appropriate to fund the future operations of the Company.  The Board of Directors anticipates that in the future it will consider a number of possible financing and acquisition transactions that may involve the issuance of additional equity, debt or convertible securities.  If the stockholders approve this proposal, the Board of Directors would be able to authorize the issuance of shares for these purposes without the necessity and related costs and delays of either calling a special meeting of the stockholders or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital.  If in a particular instance stockholders approval were required by law or otherwise deemed advisable by the Board of Directors, then the matter would be referred to the stockholders for their approval regardless of whether a sufficient number of shares previously had been authorized.  The stockholders are not entitled to preemptive rights with respect to the issuance of any authorized but unissued shares.

In addition, the Board of Directors also believes that the reverse stock split would, if completed, make the Common Stock more attractive to a broader range of investors, as the current market price of the Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher, which can also reduce interest in the Common Stock.  Reducing the number of issued and outstanding shares of the Common Stock through the reverse stock split is intended in part, absent other factors, to increase the per share market price of the Common Stock. However, other factors, such as the Company’s operational results, financial results, business performance, market conditions and the market perception of the Company’s business may harm the market price of the Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in a higher market price of the Common Stock following the reverse stock split or that the market price of the Common Stock will remain at such higher value for any significant length of time.

Board Discretion to Implement the Reverse Stock Split

Upon receipt of stockholder approval, the Board of Directors, in its discretion prior to December 31, 2013, may or may not elect to effect the reverse stock split. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split.  The Board of Directors reserves the right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company or its stockholders. The Board is asking stockholders to approve this proposal in order to grant the Board the flexibility to move forward with the reverse stock split prior to December 31, 2013.

Certain Risks Associated with the Reverse Stock Split

There can be no assurances that following the reverse stock split that the Company will be able to raise additional capital and/or consummate any transactions.  There can be no assurance that following the reverse stock split the market price of the Common Stock will increase in proportion to the reduction in the number of shares of the Common Stock issued and outstanding before the proposed reverse stock split. Even if the Company effects a reverse stock split, the market price of the Common Stock and the Company’s market capitalization may decrease due to the reverse stock split or for other reasons related to the Company or the Company’s industry, the economy or the stock market in general.

Impact of the Proposed Reverse Stock Split If Implemented

The reverse stock split would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership interest or proportionate voting power, except to the extent that the reverse stock split could result in some or all of the Company’s stockholders receiving one share of Common Stock in lieu of a fractional share. As described below, a stockholder otherwise entitled to a fractional share as a result of the reverse stock split will receive one share of Common Stock in lieu of such fractional share.  The other principal effects of the reverse stock split will be that:

●
the number of issued and outstanding shares of the Common Stock (and shares held in treasury) will be reduced proportionately based on the reverse stock split ratio (except to the extent that the reverse stock split could result in some or all of the Company’s stockholders receiving one share of Common Stock in lieu of a fractional share);

●
the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of the Common Stock issuable upon the exercise of all outstanding option awards will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the reverse stock split;

●
the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s equity-based compensation plans will be reduced proportionately based on the reverse stock split ratio; and

●
in addition, the reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

Although the number of holders of outstanding shares of the Common Stock may decrease following any implementation of the proposed reverse stock split, the Board does not intend for the reverse stock split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Fractional Shares

Fractional shares will not be issued in connection with the reverse stock split.  Each stockholder who would otherwise hold a fractional share as a result of the reverse stock split will receive one share of Common Stock in lieu of such fractional share.

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, the Company intends to treat stockholders holding shares of the Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as registered stockholders whose shares of the Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of the Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares of the Common Stock with a bank, broker or other nominee, and have any questions in this regard, the Company encourages you to contact your nominee.

Effect on Registered “Book-Entry” Stockholders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares of the Common Stock registered in their accounts.

●
If you hold registered shares of the Common Stock in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares of the Common Stock in registered book-entry form, if applicable.

●
If you are entitled to post-reverse stock split shares of the Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after Effective Time indicating the number of shares of the Common Stock you hold.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of the Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of the Common Stock are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time, if any. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of the Common Stock for a statement of holding.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Consequences

The par value per share of the Common Stock will remain unchanged at $0.001 per share after the reverse stock split. As a result, on the Effective Date of the reverse stock split, if any, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced proportionately based on the reverse stock split ratio determined by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. After the reverse stock split, net income or loss per share, and other per share amounts will be increased because there will be fewer shares of the Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the reverse stock split would be recast to give retroactive effect to the reverse stock split. As described above under “Impact of the Proposed Reverse Stock Split If Implemented,” the per share exercise price of outstanding option awards would increase proportionately, and the number of shares of the Common Stock issuable upon the exercise of outstanding options would decrease proportionately, in each case based on the reverse stock split ratio. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Stockholders will not have dissenters’ or appraisal rights under Delaware corporate law or under the Company’s Certificate of Incorporation in connection with the proposed reverse stock split.

Amendment to Certificate of Incorporation

The form of the proposed amendment to the Company’s Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Annex A. If the reverse stock split is completed, the amendment will effect a reverse stock split of the Common Stock at the ratio of 1-for-12, prior to December 31, 2013, following the receipt of stockholder approval.  As of May 9, 2013, 91,564,485 shares of Common Stock were issued and outstanding.

Procedure for Effecting Reverse Stock Split

If the stockholders approve the proposal and the Board decides to implement the reverse stock split, the reverse stock split will become effective at the Effective Time. Beginning at the Effective Time, each certificate representing pre-reverse stock split shares of the Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of the Common Stock.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the reverse stock split to U.S. holders (as defined below). This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to U.S. holders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the reverse stock split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares in connection with employment or other performance of services, broker-dealers, foreign entities, nonresident alien individuals and tax-exempt entities. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●
a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Other than with respect to any stockholder that receives a full share for a fractional share, no gain or loss should be recognized by a U.S. holder upon the exchange of pre-reverse stock split shares for post-reverse stock split shares and the aggregate tax basis of the post-reverse stock split shares should be the same as the aggregate tax basis of the pre-reverse stock split shares exchanged in the reverse stock split.  A stockholder’s holding period in the post-reverse stock split shares should include the period during which the stockholder held the pre-reverse stock split shares exchanged in the reverse stock split.

In general, the receipt of cash by a U.S. holder instead of a fractional share could be treated as a taxable event. The amount and character of the income, gain or loss to be recognized by a U.S. holder will depend on the facts relating to the reverse stock split and the individual circumstances of such U.S. holder.

Required Vote

The affirmative vote of holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting is required to approve the Company’s proposal to (a) authorize the Board to effect, in its discretion prior to December 31, 2013, a reverse stock split of the outstanding common stock, par value $0.001, of the Company, at a reverse stock split ratio of 1-for-12, and (b) adopt an amendment to the Company’s Certificate of Incorporation, in the form attached to this Proxy Statement as Annex A, to effect the reverse stock split, subject to the Board’s authority to abandon such amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AND AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK

PROPOSAL THREE

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board of Directors is submitting the selection of HoganTaylor LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal.

The Company expects that a representative of HoganTaylor LLP will be present at the Annual Meeting.  The representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HOGANTAYLOR LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

AUDIT RELATED MATTERS

Audit Committee Report

The Board of Directors does not have an audit committee.  Instead, the full Board performs the equivalent functions of an audit committee.

The Board of Directors has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2012, with HoganTaylor LLP, the Company’s independent registered public accounting firm (the “Auditors”) the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Auditors have provided the Board of Directors with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Board of Directors concerning independence, and the Board of Directors has discussed the Auditors’ independence with the Auditors.

Based on these reviews and discussions, the Board of Directors approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Board of Directors:
Albert E. Whitehead
Montague H. Hackett, Jr.
Kevin R. Seth

Independent Registered Public Accounting Firm Fees

The following is a summary of the fees billed or to be billed to the Company by HoganTaylor LLP, the Company's independent registered public accounting firm, for professional services rendered for the fiscal years ended December 31, 2012 and December 31, 2011:

Fee Category	Fiscal 2012 Fees	Fiscal 2011 Fees

Audit Fees (1)	$35,000	$36,250
Audit - Related Fees (2)	0	0
Tax Fees	0	0
All Other Fees (3)	0	0

Total Fees	$35,000	$36,250

(1)  Audit Fees consist of aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2012 and December 31, 2011, respectively.

(2)  Audit-Related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees."

(3)  All Other Fees consist of aggregate fees billed for products and services provided by HoganTaylor LLP, other than those disclosed above.

The entire Board of Directors of the Company is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and approves in advance any services to be performed by the independent registered public accounting firm, whether audit-related or not.  The entire Board of Directors reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm.  All of the fees shown above were pre-approved by the entire Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of May 9, 2013 for:

* each person who is known to own beneficially more than 5% of our outstanding Common Stock;

* each of our executive officers and directors; and

* all executive officers and directors as a group.

The percentage of beneficial ownership for the following table is based on 91,564,485 shares of Common Stock outstanding as of May 9, 2013.

Unless otherwise indicated below, to the Company's knowledge, all persons and entities listed below have sole voting and investment power over their shares of Common Stock.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)

Albert E. Whitehead	27,113,911 shares (2)	29.61%
Chairman of the Board and
Chief Executive Officer
3214 E. 73rd Street
Tulsa, OK 74136-5927

Montague H. Hackett, Jr.	14,814,416 shares (3)	16.11%
Director
550 Park Avenue
New York, NY 10065

Kevin R. Seth	761,111 shares (4)	0.83%
Director
c/o Edgewood Management LLC
350 Park Avenue
New York, NY 10022

George H. Plewes	5,160,238 (5)	5.64%
P. O. Box HM 1431
HMFX Bermuda

All directors and executives \ officers as a group (4 persons)	42,689,438 shares (6)	46.34%

(1)   The percentage ownership for each person is calculated in accordance with the rules of the SEC, which provide that any shares a person is deemed to beneficially own by virtue of having a right to acquire shares upon the conversion of options or other rights are considered outstanding solely for purposes of calculating such person's percentage ownership.

(2)  This number includes: (i) 24,268,628 shares directly owned by the Albert E. Whitehead Living Trust, of which Mr. Whitehead is the trustee; (ii) 30,000 shares owned by Mr. Whitehead's grandchildren for which he acts as custodian; and (iii) 2,815,283 shares directly owned by the Lacy E. Whitehead Living Trust, of which Ms. Whitehead, Mr. Whitehead's wife, is trustee. Mr. Whitehead disclaims any interest in the shares owned by the Lacy E. Whitehead Living Trust and the shares owned by his grandchildren.

(3)  This number includes (i) 9,600,288 shares directly owned by Mr. Hackett (ii) 400,000 shares Mr. Hackett has the right to acquire under the Company's 2006 Stock Incentive Plan; (iii) 2,206,350 shares directly owned by the Trust F/B/O Melinda Hackett of which Mr. Hackett disclaims any interest; (iv) 2,000,635 shares directly owned by the Trust F/B/O Montague H. Hackett, III of which Mr. Hackett disclaims any interest; and (v) 607,143 shares directly owned by Mayme M. Hackett, Mr. Hackett's wife, of which Mr. Hackett disclaims any interest.

(4)  This number includes (i) 253,968 shares directly owned by Mr. Seth; (ii) 150,000 shares Mr. Seth has the right to acquire under the Company’s 2006 Stock Incentive Plan; and (iii) 357,143 shares held by Edgewood Management LLC Retirement plan F/B/O Kevin R. Seth.

(5) Information is as of December 31, 2009 and is based on a Schedule 13G filed on January 22, 2010. Mr. Plewes reported sole voting and dispositive power over such shares.

(6)  This number is based on the numbers listed in footnotes 2 through 5 above.

EXECUTIVE COMPENSATION

During the last two completed fiscal years, no executive officer received a salary or any other benefits as a part of executive compensation.  The Company's only named executive officer, Albert E. Whitehead, does not hold any stock options and has not received any other award under an equity incentive plan.

DIRECTOR COMPENSATION

No Director received compensation or any other benefits from the registrant during the last completed fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2011, the Company issued 2,000,000 shares of its common stock to Albert E. Whitehead, its Chief Executive Officer, for a purchase price of $0.05 per share, which resulted in a total investment of $100,000.

During 2011 and 2012, the Albert E. Whitehead Living Trust advanced loans to the Company in the following transactions:

●	on February 1, 2011, the Albert E. Whitehead Living Trust loaned the Company $100,000 in exchange for the issuance of a convertible note, which accrued interest at an annual rate of four percent;

●	on April 17, 2012, the Albert E. Whitehead Living Trust loaned the Company $133,603 in exchange for the issuance of a convertible note, which accrued interest at an annual rate of four percent;

●	on August 8, 2012, the Albert E. Whitehead Living Trust advanced an additional loan to the Company in the amount of $32,397.50, and such loan accrued interest at an annual rate of four percent; and

●	on August 28, 2012, the Albert E. Whitehead Living Trust loaned the Company $25,000 in exchange for the issuance of a promissory note, which accrued interest at an annual rate of four percent.

No payments of principal or interest were made with respect to such loans during 2011 or 2012. As of December 11, 2012, the total outstanding indebtedness owed by the Company to the Albert E. Whitehead Living Trust with respect to such loans was $300,012.50, and such amount was the largest aggregate amount of such indebtedness outstanding at any time. Albert E. Whitehead, the Chief Executive Officer of the Company and Chairman of its Board of Directors, is the trustee of the Albert E. Whitehead Living Trust.

On December 11, 2012, the Company entered in a note conversion agreement with the Albert E. Whitehead Living Trust.  Pursuant to the note conversion agreement, on December 11, 2012, the Company converted the $300,012.50 in debt owed by the Company to the Albert E. Whitehead Living Trust into shares of Common Stock at a conversion rate of $0.05 per share, resulting in the issuance of 6,000,250 shares of Common Stock to the Albert E. Whitehead Living Trust. Upon the issuance of such shares, such debt owed by the Company to the Albert E. Whitehead Living Trust  was deemed paid in full and the notes issued by the Company and the other obligations relating to such debt were terminated. Because of Mr. Whitehead’s interest in the transaction, Mr. Whitehead did not participate in the Board of Directors’ deliberations on, or approval of, the note conversion agreement or the conversion transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal year 2012.

Based solely on review of the copies of such reports furnished to the Company and any written representations that no other reports were required during the year ended December 31, 2012, to the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners during the year ended December 31, 2012 were complied with on a timely basis.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2014 Annual Meeting of Stockholders and included in our proxy statement and form of proxy relating to the meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must be received at our principal executive offices, 6505 S. Lewis, Suite 112, Tulsa, Oklahoma 74136-1020, on or before January 9, 2014, to be considered for inclusion in our proxy statement and accompanying proxy for that meeting.

HOUSEHOLDING

The proxy rules of the SEC permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders.  This method of delivery, often referred to as householding, should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs for companies.  The Company is not householding proxy materials for its stockholders of record in connection with the Annual Meeting.  However, the Company is aware that certain intermediaries will household proxy materials.  If you hold your shares of common stock through a broker or bank that has determined to household proxy materials:

●	Only one annual report and proxy statement will be delivered to multiple stockholders sharing an address;

●
You may request a separate copy of the annual report and proxy statement for the Annual Meeting and for future meetings by calling (918) 488-8068 or by writing to Empire Petroleum Corporation, 6506 S. Lewis, Suite 112, Tulsa, Oklahoma 74136-1020, or by contacting your bank or broker to make a similar request; and

●	You may request to discontinue householding by notifying your broker or bank.

OTHER MATTERS

Matters That May Come Before the Annual Meeting

The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders.  If, however, any other matter requiring a vote of stockholders arises, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.  The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the meeting.

Annual Report on Form 10-K

Stockholders may obtain a copy of the Company's Annual Report on Form 10-K for fiscal year 2012 (without exhibits or documents incorporated by reference) without charge by writing to the Empire Petroleum Corporation, 6505 S. Lewis, Suite 112, Tulsa, Oklahoma 74136-1020 or by calling (918) 488-8068.

By Order of the Board of Directors,

/s/ Albert E. Whitehead

Albert E. Whitehead
Chairman and Chief Executive Officer

Tulsa, Oklahoma
June 10, 2013

Annex A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

Empire Petroleum Corporation (the "Corporation") organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:  That pursuant to a unanimous written consent in lieu of a special meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.  The resolutions setting forth the proposed amendment provided, in part, as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article V by adding a new paragraph after the first paragraph on Article V:

“Effective as of the close of business, Eastern Time, on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each twelve (12) outstanding shares of the Corporation’s Common Stock, par value $0.001 per share, shall automatically and without any action on the part of the respective holders thereof be exchanged and combined into one (1) share of Common Stock, par value $0.001 per share. At the Effective Time, there shall be no change in the number of authorized shares that the Corporation shall have the authority to issue.  No fractional shares shall be issued in connection with the exchange.  In lieu thereof, any person who holds a fraction of one (1) share of Common Stock after the exchange shall be entitled to receive one (1) share of Common Stock.”

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this __ day of ___________, 2013.

EMPIRE PETROLEUM CORPORATION

By:_____________________________________
      Albert E. Whitehead, CEO and President

PROXY FOR
EMPIRE PETROLEUM CORPORATION
6506 S. Lewis, Suite 112
Tulsa, Oklahoma  74136-1020

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Albert E. Whitehead with full power of substitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Empire Petroleum Corporation, a Delaware corporation (the “Company”) to be held on Wednesday, July 10, 2013, at Tulsa Marriot Southern Hills (Magnolia Room), 1902 E. 71st Street, in Tulsa, Oklahoma,  at 10:00 a.m., local time, and any and all adjournments or postponements thereof, with respect to the following matters described in the accompanying Proxy Statement and, in his discretion, on other matters which come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES FOR DIRECTORS.

1. ELECTION OF DIRECTORS
	FOR ALL	AGAINST ALL	ABSTAIN
Albert E. Whitehead	☐	☐	☐
Montague H. Hackett, Jr.
Kevin R. Seth

TO WITHHOLD AUTHORITY ONLY FOR THOSE NOMINEE(S) WHOSE NAME I HAVE WRITTEN BELOW:

______________________________________________________________________________

2. Proposal to grant the Board of Directors the discretionary authority to amend the Company's certificate of incorporation to effect a reverse stock split of the Company's common stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Proposal to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In his discretion, the proxy is authorized to vote upon any such other matter as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please mark, sign, date and return the proxy card promptly in the postage paid pre-addressed  envelope enclosed.

Dated ________________________, 2013

_________________________________________________
Stockholder's Signature

_________________________________________________
Please print name

_________________________________________________
Stockholder's Signature (if jointly owned)

_________________________________________________
Please print name

Signature should agree with name printed herein. If shares are held in name of more than one person, then EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.